Exhibit 99.1

SUBSCRIPTION AGREEMENT

CHANGING TECHNOLOGIES, INC.

22037 Seashore Circle

Estero, Florida 33928

Telephone: 239-248-2377

A.	Instructions.

Each person considering subscribing for Common Shares of the Company should review the following instructions:

Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment: Payment for the amount of the Common Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check, bank draft or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the “Closing”) will be held on such date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Common Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Common Shares that constitute the unsold portion of the Offering.

B.	Communications.

All documents and check should be forwarded to:

CHANGING TECHNOLOGIES, INC.

22037 Seashore Circle

Estero, Florida 33928

Telephone: 239-248-2377

Attention: Matthew Egna

THE PURCHASE OF COMMON SHARES OF CHANGING TECHNOLOGIES, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF CHANGING TECHNOLOGIES, INC.’S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.

CHANGING TECHNOLOGIES, INC.

22037 Seashore Circle

Estero, Florida 33928

Telephone: 239-248-2377

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned (the “Subscriber”) hereby subscribes for that number of Common shares (the “Common Shares”) of the Company set forth below, upon and subject to the terms and conditions set forth in the Company’s final S-1 filed dated ________________, 2013 (the “Prospectus”).

The Subscriber acknowledges, represents and warrants as of the date of this Subscription Agreement that:

1.	no person has made to the Subscriber any written or oral representations:
(a) that any person will resell or repurchase the Common Shares,
(b) that any person will refund the purchase price of the Common Shares, or
(c) as to the future price or value of the Common Shares;
2.	the Company has provided to the Subscriber a copy of the Prospectus and has made available a copy of the Company’s Registration Statement on Form S-1 filed on ________________, 2013; and
3.	the representations, warranties and acknowledgements of the Subscriber contained in this Section will survive the closing of this Agreement.

Total Number of Common Shares to be Acquired:	____________________________________________
Amount to be paid (price of $0.01 USD per Common Share):	____________________________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of ____________________, 2013.

NAME:	(PRINT) as it should appear on the Certificate:
_____________________________________________________________________________
ADDRESS:	_____________________________________________________________________________
_____________________________________________________________________________
_____________________________________________________________________________

If Joint Ownership, check one (all parties must sign above):

☐ Joint Tenants with Right of Survivorship

☐ Tenants in Common

☐ Community Property

If Fiduciary or a Business or an Organization, check one:

☐ Trust

☐ Estate

☐ Power of Attorney

Name and Type of Business Organization:

__________________________________________________

Identification Authentication REQUIRED [Attach photocopy of ID]

Below is my (check one) ☐ Government ID# - ☐ Drivers License# -

#_______________________________

Telephone #

SS#

E-mail address

Signature: ___________________________________________

ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of CHANGING TECHNOLOGIES, INC. this ______ day of ____________________, 2013.

By: _____________________________

Matthew Egna, President